MEMORANDUM OF AGREEMENT
(Advisory Fee Waivers)
     This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit A and B (each an “Exhibit” or, collectively the “Exhibits”), between AIM Counselor Series Trust (Invesco Counselor Series Trust), AIM Equity Funds (Invesco Equity Funds), AIM Funds Group (Invesco Funds Group), AIM Growth Series (Invesco Growth Series), AIM International Mutual Funds (Invesco International Mutual Funds), AIM Investment Funds (Invesco Investment Funds), AIM Investment Securities Funds (Invesco Investment Securities Funds), AIM Sector Funds (Invesco Sector Funds), AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust), AIM Variable Insurance Funds (Invesco Variable Insurance Funds), Invesco Municipal Income Opportunities Trust, Invesco Securities Trust, Invesco, Invesco Quality Municipal Income Trust and Invesco Value Municipal Income Trust (each a “Trust” or, collectively, the “Trusts”), on behalf of the funds listed on the Exhibits to this Memorandum of Agreement (the “Funds”), and Invesco Advisers, Inc. (“Invesco”). Invesco shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibits.
     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Invesco agrees that until at least the expiration date set forth on Exhibit A (the “Expiration Date”) and with respect to those Funds listed on the Exhibit, Invesco will waive its advisory fees at the rate set forth on the Exhibit.
     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco agree as follows:
1.	Invesco agrees that until the expiration date, if any, of the commitment set forth on the attached Exhibit B occurs, as such Exhibit B is amended from time to time, Invesco will waive advisory fees payable by an Investing Fund (defined below) in an amount equal to 100% of the net advisory fee Invesco receives on the Uninvested Cash (defined below) from the Affiliated Money Market Fund (defined below) in which the Investing Fund invests (the “Waiver”).
i.	Invesco’s Fund Accounting Group will calculate, and apply, the Waiver monthly, based upon the average investment of Uninvested Cash made by the Investing Fund during the previous month in an Affiliated Money Market Fund.

ii.	The Waiver will not apply to those Investing Funds that do not charge an advisory fee, either due to the terms of their advisory agreement, or as a result of contractual or voluntary fee waivers.

iii.	The Waiver will not apply to cash collateral for securities lending.
For purposes of the paragraph above, the following terms shall have the following meanings:
(a)	“Affiliated Money Market Fund” – any existing or future Trust that holds itself out as a money market fund and complies with Rule 2a-7 under the Investment Company Act of 1940, as amended;

(b)	“Investing Fund” – any Fund investing Cash Balances and/or Cash Collateral in an Affiliated Money Market Fund; and

(c)	“Uninvested Cash” – cash available and uninvested by a Trust that may result from a variety of sources, including dividends or interest received on portfolio securities, unsettled securities transactions, strategic reserves, matured investments, proceeds from liquidation of investment securities, dividend payments, or new investor capital.
2.	Neither a Trust nor Invesco may remove or amend the Waiver to a Trust’s detriment prior to requesting and receiving the approval of the Board of Trustee of the applicable Fund’s

Trust to remove or amend such Waiver. Invesco will not have any right to reimbursement of any amount so waived.
     The Boards of Trustees and Invesco may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco will not have any right to reimbursement of any amount so waived or reimbursed.
     Subject to the foregoing paragraphs, Invesco agrees to review the then-current waivers for each class of the Funds listed on the Exhibits on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and Invesco have agreed to continue them. The Exhibits will be amended to reflect any such agreement.
     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust.
     IN WITNESS WHEREOF, each of the Trusts, on behalf of itself and its Funds listed in Exhibit A and B to this Memorandum of Agreement, and Invesco have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibits.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)
AIM FUNDS GROUP (INVESCO FUNDS GROUP)
AIM GROWTH SERIES (INVESCO GROWTH SERIES)
AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)
AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
AIM TREASURER’S SERIES TRUST (INVESCO TREASURER’S SERIES TRUST)
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
INVESCO MUNICIPAL INCOME OPPORTUNITIES TRUST
INVESCO QUALITY MUNICIPAL INCOME TRUST
INVESCO SECURITIES TRUST
INVESCO VALUE MUNICIPAL INCOME TRUST
on behalf of the Funds listed in the Exhibit
to this Memorandum of Agreement

By: Title:	/s/ John M. Zerr Senior Vice President

INVESCO ADVISERS, INC.

By: Title:	/s/ John M. Zerr Senior Vice President

Exhibit A to Advisory Fee MOA

AIM Equity Funds
(Invesco Equity			Expiration
Funds)	Waiver Description	Effective Date	Date
Invesco Constellation Fund	Invesco will waive advisory fees to the extent necessary so that advisory fees Invesco receives do not exceed the annualized rates listed below.	3/27/2006	12/31/2013*
0.695% of the first $250M
0.615% of the next $4B
0.595% of the next $750M
0.57% of the next $2.5B
0.545% of the next $2.5B
0.52% of the excess over $10B

AIM Treasurer’s
Series Trust
(Invesco
Treasurer’s Series			Expiration
Trust)	Waiver Description	Effective Date	Date
Premier Portfolio	Invesco will waive advisory fees in the amount of 0.07% of the Fund’s average daily net assets	2/1/2011	12/31/2013

Premier U.S. Government Money Portfolio	Invesco will waive advisory fees in the amount of 0.07% of the Fund’s average daily net assets	2/1/2011	12/31/2013

*	Or upon the closing of the Fund merger with Invesco American Franchise Fund

EXHIBIT “B”
AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

PORTFOLIO	EFFECTIVE DATE	COMMITTED UNTIL
Invesco American Franchise Fund	February 12, 2010	June 30, 2014
Invesco California Tax-Free Income Fund	February 12, 2010	June 30, 2014
Invesco Core Plus Bond Fund	June 2, 2009	June 30, 2014
Invesco Equally-Weighted S&P 500 Fund	February 12, 2010	June 30, 2014
Invesco Equity and Income Fund	February 12, 2010	June 30, 2014
Invesco Floating Rate Fund	July 1, 2007	June 30, 2014
Invesco Global Real Estate Income Fund	July 1, 2007	June 30, 2014
Invesco Growth and Income Fund	February 12, 2010	June 30, 2014
Invesco Pennsylvania Tax Free Income Fund	February 12, 2010	June 30, 2014
Invesco S&P 500 Index Fund	February 12, 2010	June 30, 2014
Invesco Small Cap Discovery Fund	February 12, 2010	June 30, 2014
Invesco U.S. Quantitative Core Fund	July 1, 2007	June 30, 2014
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

PORTFOLIO	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Charter Fund	July 1, 2007	June 30, 2014
Invesco Constellation Fund	July 1, 2007	June 30, 2014
Invesco Disciplined Equity Fund	July 14, 2009	June 30, 2014
Invesco Diversified Dividend Fund	July 1, 2007	June 30, 2014
Invesco Summit Fund	July 1, 2007	June 30, 2014
AIM FUNDS GROUP (INVESCO FUNDS GROUP)

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco European Small Company Fund	July 1, 2007	June 30, 2014
Invesco Global Core Equity Fund	July 1, 2007	June 30, 2014
Invesco International Small Company Fund	July 1, 2007	June 30, 2014
Invesco Small Cap Equity Fund	July 1, 2007	June 30, 2014
AIM GROWTH SERIES (INVESCO GROWTH SERIES)

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Convertible Securities Fund	February 12, 2010	June 30, 2014
Invesco Global Quantitative Core Fund	July 1, 2007	June 30, 2014
Invesco Leaders Fund	February 12, 2010	June 30, 2014
Invesco Mid Cap Core Equity Fund	July 1, 2007	June 30, 2014
Invesco Small Cap Growth Fund	July 1, 2007	June 30, 2014
Invesco U.S. Mortgage Fund	February 12, 2010	June 30, 2014

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Asia Pacific Growth Fund	July 1, 2007	June 30, 2014
Invesco European Growth Fund	July 1, 2007	June 30, 2014
Invesco Global Growth Fund	July 1, 2007	June 30, 2014
Invesco Global Opportunities Fund	August 3, 2012	June 30, 2014
Invesco Global Small & Mid Cap Growth Fund	July 1, 2007	June 30, 2014
Invesco International Core Equity Fund	July 1, 2007	June 30, 2014
Invesco International Growth Fund	July 1, 2007	June 30, 2014
Invesco Select Opportunities Fund	August 3, 2012	June 30, 2014
AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Balanced-Risk Allocation Fund*	May 29, 2009	June 30, 2014
Invesco Balanced-Risk Commodity Strategy Fund**	November 29, 2010	June 30, 2014
Invesco China Fund	July 1, 2007	June 30, 2014
Invesco Developing Markets Fund	July 1, 2007	June 30, 2014
Invesco Emerging Markets Equity Fund	May 11, 2011	June 30, 2014
Invesco Emerging Market Local Currency Debt Fund	June 14, 2010	June 30, 2014
Invesco Endeavor Fund	July 1, 2007	June 30, 2014
Invesco Global Health Care Fund	July 1, 2007	June 30, 2014
Invesco Global Markets Strategy Fund	September 25, 2012	June 30, 2014
Invesco International Total Return Fund	July 1, 2007	June 30, 2014
Invesco Pacific Growth Fund	February 12, 2010	June 30, 2014
Invesco Premium Income Fund	December 13, 2011	June 30, 2014
Invesco Select Companies Fund	July 1, 2007	June 30, 2014
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Corporate Bond Fund	February 12, 2010	June 30, 2014
Invesco Dynamics Fund	July 1, 2007	June 30, 2014
Invesco Global Real Estate Fund	July 1, 2007	June 30, 2014
Invesco High Yield Fund	July 1, 2007	June 30, 2014
Invesco High Yield Securities Fund	February 12, 2010	June 30, 2014
Invesco Limited Maturity Treasury Fund	July 1, 2007	June 30, 2014
Invesco Money Market Fund	July 1, 2007	June 30, 2014
Invesco Municipal Bond Fund	July 1, 2007	June 30, 2014
Invesco Real Estate Fund	July 1, 2007	June 30, 2014
Invesco Short Term Bond Fund	July 1, 2007	June 30, 2014
Invesco U.S. Government Fund	July 1, 2007	June 30, 2014

*	Advisory fees to be waived by Invesco for Invesco Balanced-Risk Allocation Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund I, Ltd. invests.

**	Advisory fees to be waived by Invesco for Invesco Balanced-Risk Commodity Strategy Fund also include advisory fees that Invesco receives on the Uninvested Cash from the Affiliated Money Market Fund in which Invesco Cayman Commodity Fund III, Ltd. invests.

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco American Value Fund	February 12, 2010	June 30, 2014
Invesco Comstock Fund	February 12, 2010	June 30, 2014
Invesco Dividend Income Fund	July 1, 2007	June 30, 2014
Invesco Energy Fund	July 1, 2007	June 30, 2014
Invesco Gold & Precious Metals Fund	July 1, 2007	June 30, 2014
Invesco Leisure Fund	July 1, 2007	June 30, 2014
Invesco Mid Cap Growth Fund	February 12, 2010	June 30, 2014
Invesco Small Cap Value Fund	February 12, 2010	June 30, 2014
Invesco Technology Fund	July 1, 2007	June 30, 2014
Invesco Technology Sector Fund	February 12, 2010	June 30, 2014
Invesco Value Opportunities Fund	February 12, 2010	June 30, 2014
AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco High Yield Municipal Fund	February 12, 2010	June 30, 2014
Invesco Intermediate Term Municipal Income Fund	February 12, 2010	June 30, 2014
Invesco Municipal Income Fund	February 12, 2010	June 30, 2014
Invesco New York Tax Free Income Fund	February 12, 2010	June 30, 2014
Invesco Tax-Exempt Cash Fund	July 1, 2007	June 30, 2014
Invesco Tax-Free Intermediate Fund	July 1, 2007	June 30, 2014
AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco V.I. American Franchise Fund	February 12, 2010	June 30, 2014
Invesco V.I. American Value Fund	February 12, 2010	June 30, 2014
Invesco V.I. Balanced-Risk Allocation Fund***	December 22, 2010	June 30, 2014
Invesco V.I. Comstock Fund	February 12, 2010	June 30, 2014
Invesco V.I. Core Equity Fund	July 1, 2007	June 30, 2014
Invesco V.I. Diversified Dividend Fund	February 12, 2010	June 30, 2014
Invesco V.I. Diversified Income Fund	July 1, 2007	June 30, 2014
Invesco V.I. Equally-Weighted S&P 500 Fund	February 12, 2010	June 30, 2014
Invesco V.I. Equity and Income Fund	February 12, 2010	June 30, 2014
Invesco V.I. Global Core Equity Fund	February 12, 2010	June 30, 2014
Invesco V.I. Global Health Care Fund	July 1, 2007	June 30, 2014
Invesco V.I. Global Real Estate Fund	July 1, 2007	June 30, 2014
Invesco V.I. Government Securities Fund	July 1, 2007	June 30, 2014
Invesco V.I. Growth and Income Fund	February 12, 2010	June 30, 2014
Invesco V.I. High Yield Fund	July 1, 2007	June 30, 2014
Invesco V.I. International Growth Fund	July 1, 2007	June 30, 2014
Invesco V.I. Mid Cap Core Equity Fund	July 1, 2007	June 30, 2014
Invesco V.I. Mid Cap Growth Fund	February 12, 2010	June 30, 2014
Invesco V.I. Money Market Fund	July 1, 2007	June 30, 2014
Invesco V.I. S&P 500 Index Fund	February 12, 2010	June 30, 2014
Invesco V.I. Small Cap Equity Fund	July 1, 2007	June 30, 2014
Invesco V.I. Technology Fund	July 1, 2007	June 30, 2014
Invesco V.I. Utilities Fund	July 1, 2007	June 30, 2014
Invesco V.I. Value Opportunities Fund	July 1, 2007	June 30, 2014

***	Advisory fees to be waived by Invesco for Invesco V.I. Balanced-Risk Allocation Fund also include an amount equal to advisory fees that Invesco receives from any money market fund or similarly pooled cash equivalent investment vehicle advised by Invesco and/or Invesco’s affiliates in which Invesco Cayman Commodity Fund IV, Ltd. invests.

INVESCO SECURITIES TRUST

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Balanced-Risk Aggressive Allocation Fund	January 16, 2013	June 30, 2014
CLOSED-END FUNDS

FUND	EFFECTIVE DATE	COMMITTED UNTIL
Invesco Municipal Income Opportunities Trust	June 1, 2010	June 30, 2014
Invesco Quality Municipal Income Trust	June 1, 2010	June 30, 2014
Invesco Value Municipal Income Trust	June 1, 2010	June 30, 2014